UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2018

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amendment to Rights Agreement

On October 2, 2018, Manitex International, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to its Rights Agreement, dated as of October 17, 2008, as amended by that certain First Amendment to Rights Agreement, dated as of May 24, 2018 (as amended, the “Rights Agreement”). The main modification to the Rights Agreement resulting from the Second Amendment is the extension of the final expiration date of the rights under the Rights Agreement to September 13, 2028.

The Company described the material terms of the Rights Agreement in Item 1.01 of its Current Report on Form 8-K dated October 20, 2008, and Item 3.03 of its Current Report on Form 8-K dated May 31, 2018, and incorporates those descriptions herein by this reference, appropriately modified as set forth above. The foregoing is only a summary of certain terms and conditions of the Second Amendment and is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to Lease Agreement

On May 26, 2010, the Company entered into a lease agreement (the “Lease”) with KB Building, LLC, an entity controlled by Mr. David J. Langevin, the Company’s Chairman and CEO, for an initial six year term with six one year extension periods. Under the terms of the Lease, the Company leases the land and building located at 9725 South Industrial Drive, Bridgeview, Illinois 60455. On June 6, 2014, the Lease was amended to lengthen the initial lease term to ten years and to provide that the six one year extension periods begin after ten years instead of six years. Due to the related-party aspect of this transaction, both the Lease and the 2014 amendment were approved by the Audit Committee of the Company’s Board of Directors.

On October 3, 2018, the Lease was amended (the “Lease Amendment”) to extend the initial lease term to fifteen years (expiring in May 2025). The Lease Amendment also modified the Lease to provide for a five year renewal at the end of the initial term and six subsequent one year renewal terms thereafter, in each case, at the option of the Company. Due to the related-party aspect of this transaction, the Lease Amendment was approved by the Audit Committee of the Company’s Board of Directors.

The description of the Lease Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment as attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under the heading “Amendment to Lease Agreement” is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company has been communicating with the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) regarding an issue of inadvertent non-compliance with Nasdaq Listing Rule 5635(c).

Listing Rule 5635(c) requires shareholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants. As disclosed in the Company’s periodic filings, in January 2018, the Company issued 2,500 shares of common stock to a consultant pursuant to the Company’s Second Amended and Restated 2004 Equity Incentive Plan, as amended (the “Plan”). In September 2018, the Company determined that the shares should not have been issued pursuant to the Plan, because the Plan permits grants to be made only to employees and non-employee directors of the Company, and not to consultants. As a result, the grant to the consultant was not made in compliance with Listing Rule 5635(c). The Company has notified Nasdaq that the consultant has surrendered the shares for cancellation and that the Company will enter into an alternative arrangement with the consultant.

On September 28, 2018, the Company received a letter from Nasdaq stating that, because the Company made a grant to the consultant that was not permitted by the Plan, Nasdaq had determined that the Company did not comply with Listing Rule 5635(c). Nasdaq further determined that, as a result of the remedial action taken, the Company has regained compliance with the Rule and that this matter is now closed.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Second Amendment to Rights Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Second Amendment to Rights Agreement dated as of October 2, 2018, by and between the Company and American Stock Transfer and Trust Company, LLC, as Rights Agent, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, dated October 2, 2018).

10.1	Lease Amendment, dated October 3, 2018, between the Company and KB Building, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David J. Langevin
Name:	David J. Langevin
Title:	Chief Executive Officer

Date: October 3, 2018